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                                                                    EXHIBIT 99.1

NEWS FROM
TRANS-INDUSTRIES

Trans-Industries, Inc. o 2637 S. Adams Road o Rochester Hills, MI 48309


--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
   AT TRANS-INDUSTRIES:
   Kai Kosanke
   Chief Financial Officer
   (248) 852-1990


FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 14, 2004

                         TRANS-INDUSTRIES, INC. REPORTS
                    FOURTH QUARTER AND YEAR-END 2003 RESULTS

ROCHESTER HILLS, MICHIGAN -- APRIL 14, 2004, - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), a manufacturer of bus lighting systems and information display products, announced results for the fourth quarter and the year ended December 31, 2003.

Sales, as shown on the accompanying table, were $8,217,849 for the quarter, a decline of 17.1% from the year ago quarter of $9,909,181. While lighting products maintained the volume level of the year ago quarter, the drop in electronic and mechanical information systems volume represented virtually the entire sales decline for the period. For the year as whole, sales were down approximately $846,000 to $33.7 million with $1.6 million of lost volume due to the sale of the English subsidiary, which was sold, during the early part of 2003.

For the fourth quarter of 2003, losses were $1,490,126, or $.47 per share, compared to losses of $1,204,020, or $.38 per share, for the same period a year ago.

A continuing review of the Company's capabilities and assets led to restructuring and refinancing efforts starting in mid-year, with particular emphasis during the fourth quarter. These moves resulted in management changes in the information systems business. Restructuring charges in the form of severance costs and consulting charges in the amount of $198,000 were incurred as a result of these changes. In addition to the above charges, the fourth quarter of 2003 was adversely affected by an increase in health care costs, a complete write-down of the company's deferred tax assets, and a reversal of almost $800,000 of revenue due to customers failure to take delivery of product in the fourth quarter, even though payment had been received for most of the product. These additional expenses for the quarter approximated $1,145,000.

For the year ended December 31, 2003, the company posted a loss of $3,761,090, or $1.20 per share, compared to a loss of $1,343,644, or $0.43 per share, for the prior year. Restructuring charges of approximately $832,000 are included in the 2003 results, as well as the fourth quarter expenses of $1,145,000 noted above. Ongoing restructuring and refinancing efforts continues into 2004 with emphasis on profit improvement in all areas of the business. Moreover, certain steps have been taken to refinance debt and improve liquidity; notably, an equity infusion of $1.5 million represented by convertible preferred stock


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Trans-Industries, Inc.
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was realized in March and a purchase agreement for the sale of the information systems plant, soon to be vacated, was signed in March.

The Company continues to operate under a forbearance agreement with Comerica Bank, its present lender, until January 2005. Meanwhile, efforts continue to locate another lender to replace the Comerica credit. Indications of interest have been received but no assurance can be made as to the successful completion of financing by year-end.

ABOUT THE COMPANY:
The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.

FORWARD-LOOKING STATEMENTS:
Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings, which may cause actual results to differ materially.




                VISIT TRANS-INDUSTRIES AT www.transindustries.com

                          FINANCIAL TABLES FOLLOW.....






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                             TRANS-INDUSTRIES, INC.
                     SALES AND EARNINGS REPORT (UNAUDITED)
                               DECEMBER 31, 2003
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


                                        FOURTH QUARTER ENDING                      TWELVE MONTHS ENDING
                                             DECEMBER 31                               DECEMBER 31
                                   --------------------------------        --------------------------------
                                        2003               2002                2003                2002
                                   ------------        ------------        ------------        ------------
Sales                              $  8,217,849        $  9,909,181        $ 33,721,456        $ 34,567,382
Cost of Sales                         6,137,775           7,713,388          25,284,634          25,165,989
                                   ------------        ------------        ------------        ------------
   Gross Profit                       2,080,074           2,195,793           8,436,822           9,401,393

Selling, Gen. & Admin. Exp            2,710,393           2,521,725          10,234,024           9,829,489
Interest                                169,419              68,474             661,880             664,727
Impairment Loss*                              0             450,000                   0             450,000
Restructuring Costs                     197,879                   0             831,862                   0
Other                                   (55,491)             (7,386)            (60,854)            (34,179)
                                   ------------        ------------        ------------        ------------
   Total Expenses                     3,022,200           3,032,813          11,666,912          10,910,037

Earnings Before Income Taxes           (942,126)           (837,020)         (3,230,090)         (1,508,644)

Income Taxes                            548,000             367,000             531,000            (165,000)
                                   ------------        ------------        ------------        ------------
   Net Income                      $ (1,490,126)       $ (1,204,020)       $ (3,761,090)       $ (1,343,644)
                                   ============        ============        ============        ============

Earnings Per Share                 $      (0.47)       $      (0.38)       $      (1.20)       $      (0.43)
                                   ============        ============        ============        ============

Weighted Average Number of
   Shares Outstanding                 3,139,737           3,139,737           3,139,737           3,139,737


   *Impairment loss reconized relates to sale of U.K. assets in March 2003.

********************************************************************************
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
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

                                                          FOURTH QUARTER ENDING
                                                              DECEMBER 31
                                                    -----------------------------
ASSETS:                                                2003               2002
-------                                             ------------      -----------
Total Current Assets                                $17,224,345       $21,551,418
Net Fixed Assets                                      3,611,304         4,116,723
Other Assets                                            328,868           235,021
                                                    -----------       -----------
   Total Assets                                     $21,164,517       $25,903,162
                                                    ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------
Total Current Liabilities                           $15,713,505       $13,065,056
Deferred Income Taxes                                         0           483,000
Long Term Debt                                          296,669         3,446,981
Shareholders' Equity                                  5,154,343         8,908,125
                                                    -----------       -----------
   Total Liabilities and Shareholders' Equity       $21,164,517       $25,903,162
                                                    ===========       ===========


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